                                                                    EXHIBIT 10.9

                                CREDIT AGREEMENT



         This Credit Agreement, dated as of April 15, 2004 (the "Effective Date"), is by and between Boundless Motor Sports Racing, Inc., a Colorado corporation ("Boundless") and Paul A. Kruger, a resident of the State of Florida ("Lender"). The parties hereto agree as follows:

                                    RECITALS

         A. Boundless is engaged in the business of, among other things, acquiring, owning and operating motor sport racing sanctioning groups and racing facilities, has obtained loans from Lender for such purposes, as well as general corporate matters, and may obtain further loans from Lender for such purpose.

         B. Certain Loans in the principal amount of $50,000 and $600,000 were previsously made by Lender to Boundless and evidenced by those certain Promissory Notes dated as of June 3, 2003 and July 1, 2003 (the "Early Loans"). Subsequent to the Early Loans, Lender made the additional loans to Boundless set forth in Schedule I to this Agreement, which loans bear interest at the rate of ten percent (10%) and are due on the earlier of (a) July 1, 2004, or (b) the date that Boundless closes on any public or private offering by Boundless in which gross proceeds from such offering are at least $3 million (the "Later Loans," and together with the Early Loans, the "Initial Loans").

         B. Lender is willing to lend additional funds to Boundless for the above purposes, subject to the terms and conditions set forth in this Agreement.

                                   ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the Chief Executive Officer, President, Vice President or Chief Financial Officers of Boundless, acting singly.

          "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Dallas for the conduct of substantially all of their commercial lending activities.

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Boundless; or (b) the sale of all or substantially all of the assets of Boundless.

         "Credit Termination Date" means December 31, 2004, unless extended by Lender, or, if earlier, the date this Agreement is terminated pursuant to the terms hereof.

         "Default" means an event described in Article VI.

         "Effective Date" is defined in the preamble to this Agreement.

         "Excluded Taxes" means, in the case of Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which Lender is incorporated or organized or resides or (b) the jurisdiction in which Lender's principal executive office is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Lender" means Paul A. Kruger, a resident of the State of Florida.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Loan" means Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and the Notes.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of Boundless and its Subsidiaries taken as a whole, (b) the ability of Boundless to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Lender thereunder.

         "Note" means the promissory note issued pursuant to Section 2.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Boundless to Lender or any indemnified party arising under the Loan Documents.

         "Other Taxes" is defined in Section 3.3(b).

         "Prior Loans" is defined in Section 2.5.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Security Agreement" means the Security Agreement which secures payment of the Obligations owing to Lender under this Agreement.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, the Obligations owing to Lender.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Boundless.

         "Substantial Portion" means, with respect to the Property of Boundless and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of Boundless and its Subsidiaries as would be shown in the consolidated financial statements of Boundless and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Boundless and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                               LOANS AND INTEREST

         2.1 Loans. From and including the date of this Agreement and prior to the Credit Termination Date, Lender may from time to time, in its sole discretion and upon the terms and conditions set forth in this Agreement, make a Loan or Loans, in an aggregate amount not to exceed $3,0000,000 (including the outstanding principal of the Initial Loans), to Boundless. Each Loan made on or after the Effective Date will be evidenced by a notation on Schedule I to the Note, which shall state the date and amount of such Loan.

         2.2 Evidence of Indebtedness; Security. The Loans made by Lender to Boundless hereunder shall be evidenced by a promissory note (a "Note") in the form set forth in Exhibit A. As requests are made from time to time by Boundless for an additional Loan, and such request is granted by Lender, then Schedule I to the Note shall be amended by Lender and Boundless to reflect the date and amount of such Loan, and a copy thereof delivered to Boundless. The Note shall be secured by a Security Agreement, in the form of Exhibit B attached hereto, and shall be guaranteed by each Subsidiary, pursuant to a Guaranty, in the form of Exhibit C attached hereto.

         2.3 Interest Rate. Interest on the Loans shall be computed, at the rate of ten percent (10%) per annum, for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.4 Maximum Lawful Rate. This Agreement, the Loans and the other Loan Documents are hereby limited by this Section 2.4. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Lender in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Lender shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Loans in such manner as may be determined by Lender, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of principal amount of the Loans, such excess shall be refunded to Boundless.

         2.5 Prior Loans. The Promissory Notes dated June 3, 2003, and July 1, 2003, as amended, evidencing all prior loans by Lender to Boundless (the "Prior Loans"), shall be amended, restated and combined into one note to be dated as of the Effective Date and shall be deemed to be a Loan under this Agreement (the "New Note") and all principal and accrued but unpaid interest on the Prior Loans, shall constitute the principal of such New Note. Upon execution and delivery by Boundless of the New Note, the Prior Loans shall be marked "Paid-in-Full."

                                  ARTICLE III
                              REPAYMENT OF THE NOTE

         3.1 Repayment of the Loans. Boundless covenants and agrees that upon issuance of the New Note, it will repay to Lender, accrued and unpaid interest on the Prior Loans. Boundless further covenants and agrees to repay to Lender the unpaid principal balance of the Loans in full, together with all accrued and unpaid interest, fees and other amounts due hereunder, on the Credit Termination Date. Boundless may prepay the Loans, in whole or in part, upon thirty (30) days prior written notice to Lender. All payments of the Obligations hereunder, shall be secured by the Security Agreement.

         3.2 Home Office Payment. Boundless will pay all Obligations becoming due to Lender in immediately available funds (by check or wire transfer to the account(s) designated in writing by Lender) at the address in Section 8.9, or by such other method or at such other address as Lender shall have from time to time specified to Boundless in writing for such purpose, without the presentation or surrender of the Note or the making of any notation thereon.

         3.3 Taxes.

               (a) All payments by Boundless to or for the account of Lender hereunder or under the Note shall be made free and clear of and without deduction for any and all Taxes. If Boundless shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Boundless shall make such deductions, (iii) Boundless shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) Boundless shall furnish to Lender the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

               (b) In addition, Boundless hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

               (c) Boundless hereby agrees to indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date Lender makes demand therefore.

               (d) Lender, if entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty, shall deliver to Boundless, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         3.4 Certain Waivers. Boundless unconditionally waives (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of recession, setoff, deduction, counterclaim or defense to payment under the Note or otherwise that Boundless may have or claim against Lender.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Boundless represents and warrants to Lender that:

         4.1 Existence and Standing. Each of Boundless and its Subsidiaries is a corporation, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         4.2 Authorization and Validity. Boundless has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by Boundless of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Boundless is a party constitute legal, valid and binding obligations of Boundless enforceable against Boundless in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4.3 No Conflict; Government Consent. Neither the execution and delivery by Boundless of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Boundless or any of its Subsidiaries or (b) Boundless' or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which Boundless or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Boundless or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Boundless or any of its Subsidiaries, is required to be obtained by Boundless or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Boundless of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         4.4 Ownership of Property. Boundless and its Subsidiaries have good title, free of all Liens other than those permitted by Section 5.4, to all of their respective Property.

                                   ARTICLE V
                                   COVENANTS

         During the term of this Agreement, unless the Lender shall otherwise consent in writing:

         5.1 Notice of Default. Boundless will, and will cause each Subsidiary to, give prompt notice in writing to Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         5.2 Insurance. Boundless will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all Automobile Inventory in such amounts and covering such risks as is consistent with sound business practice with appropriate loss payable endorsements in form and substance satisfactory to Lender, naming lender as a co-insured and loss payee as its interests may appear with respect to all such insurance coverage, and providing that all proceeds thereunder shall be payable to the Lender.

         5.3 Liens. Boundless will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on their respective Property, except:

               (a) Purchase money liens on existing and after acquired inventory of Boundless;

               (b) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; and

               (c) Liens in favor of Lender, granted pursuant to the Security Agreement.

                                   ARTICLE VI
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         6.1 Any representation or warranty made or deemed made by or on behalf of Boundless or any of its Subsidiaries to Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         6.2 Nonpayment of any principal of any Loan when due, or nonpayment of interest upon the Note or other obligations under any of the Loan Documents within five days after the same becomes due.

         6.3 The breach by Boundless of any of the terms or provisions of
Article V.

         6.4 The breach by Boundless (other than a breach which constitutes a Default under another Section of this Article VI) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from Lender.

         6.5 Boundless or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 6.5 or (f) fail to contest in good faith any appointment or proceeding described in Section 6.6.

         6.6 Without the application, approval or consent of Boundless or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Boundless or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 6.5(f) shall be instituted against Boundless or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         6.7 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Boundless and its Subsidiaries which, when taken together with all other Property of Boundless and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         6.8 Boundless or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $100,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (b) non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         6.9 Any Change in Control shall occur.

         6.10 The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided

                                  ARTICLE VII
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Acceleration. If any Default described in Section 6.5 or 6.6 occurs with respect to Boundless, the obligations of Lender to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Lender. If any other Default occurs, Lender may terminate or suspend the obligations of Lender to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Boundless hereby expressly waives.

         7.2 Amendments. Subject to the provisions of this Article VII, Lender and Boundless may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Lender or Boundless hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall have any affect with respect to the terms and conditions of any Note assigned to a third party by Lender, without such assignee's written consent.

         7.3 Preservation of Rights. No delay or omission of Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of Boundless to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lender required pursuant to Section 7.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Lender until the Obligations have been paid in full.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Survival of Representations. All representations and warranties of Boundless contained in this Agreement shall survive the making of the Loans herein contemplated.

         8.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Boundless in violation of any limitation or prohibition provided by any applicable statute or regulation.

         8.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         8.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding between Lender and Boundless and supersede all prior agreements and understandings between Lender and Boundless relating to the subject matter thereof.

         8.5 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         8.6 Expenses; Indemnification.

               (a) Boundless shall reimburse Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Boundless also agrees to reimburse Lender for any costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by Lender in connection with the collection and enforcement of the Loan Documents.

               (b) Boundless hereby further agrees to indemnify Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefore whether or not Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Boundless under this Section 7.6 shall survive the termination of this Agreement.

         8.7 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         8.8 Nonliability of Lender. The relationship between Boundless on the one hand and Lender on the other hand shall be solely that of borrower and lender. Lender shall no have any fiduciary responsibilities to Boundless. Lender does not undertake any responsibility to Boundless to review or inform Boundless of any matter in connection with any phase of Boundless's business or operations. Boundless agrees that Lender shall not have liability to Boundless (whether sounding in tort, contract or otherwise) for losses suffered by Boundless in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Lender shall not have any liability with respect to, and Boundless hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Boundless in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         8.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at its principal executive offices. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         8.10 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.11 Choice of Law. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

         8.12 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE IN THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND BOUNDLESS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         8.13 Waiver of Jury Trial. BOUNDLESS AND LENDER EACH HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

         IN WITNESS WHEREOF, Boundless and Lender have executed this Agreement as of the date first above written.

                              BOUNDLESS MOTOR SPORTS RACING, INC.



                              By:  /s/ THOMAS L. EARNSHAW
                                  ---------------------------------------------
                              Name:    Thomas L. Earnshaw
                                    -------------------------------------------
                              Title:   CFO
                                    -------------------------------------------


                              /s/ PAUL A. KRUGER
                              -------------------------------------------------
                              Paul A. Kruger

                                   SCHEDULE I



DATE OF
LOAN                                                                 AMOUNT OF LOAN
-------                                                              --------------
10/08/2003                                                              600,000

11/25/2003                                                              600,000

11/25/2003                                                              115,000

01/20/2004                                                              250,000

02/02/2004                                                             (290,000)

01/16/2004                                                               21,511

02/27/2004                                                               25,000

03/16/2004                                                               87,500

03/19/2004                                                               10,000

03/11/2004                                                               75,000

03/31/2004                                                               50,000
                                                                    -----------
                                                                    $ 1,544,011
                                                                    ===========

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT C

                                FORM OF GUARANTY